                                                                    Exhibit 10.1


November 7, 2007



John Donovan
Vice President of Finance and Administration
Emrise Corporation
945 Haven Avenue, Suite 100
Rancho Cucamonga, CA  91730

Re: Commitment Letter concerning certain loan financing in the amount of $23,000,000 by and between GVEC Resource IV Inc. and The Borrowers (each as described herein)

Dear John:

1. Background. Reference is made to the fact that EMRISE CORPORATION and certain of its subsidiaries (collectively the "Borrowers") each intends to obtain a revolving credit facility and term loans (i) to finance recapitalization of current outstanding debt, (ii) the consumption of acquisitions, and (iii) to provide general working capital for its business.

In connection with the above, the Borrowers intend to obtain the following:

a) a revolving credit facility not to exceed seven million dollars ($7,000,000) (the "Revolving Loan");

b) a term loan in an outstanding principal amount of six million dollars ($6,000,000) (the "Term Loan A") which will be fully funded at the close; and

c) an acquisition facility in the amount of ten million dollars ($10,000,000) (the "Term Loan B"), and collectively with the Revolving Loan and Term Loan A (the "Financing").


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In connection with the foregoing, the Borrowers intend to obtain the Financing from GVEC Resource IV Inc., a business company, organized under the laws of the British Virgin Islands (the "Lender") (which is a company doing business with Private Equity Management Group, Inc. ("PEM Group")). The Financing will be secured by a first priority broad lien on a security interest in, all the assets of the Borrowers and their subsidiaries and the Financing will be subject to the terms and conditions as set forth in Exhibit A, attached hereto (the "Summary of Terms").

The transactions terms, conditions, and restrictions described above are collectively referred to herein as the "Transaction."

2. Commitment. PEM Group is pleased to confirm that, subject to the provisions, terms, and conditions set forth herein, unless otherwise stated, PEM Group hereby commits to the Lender to provide the Financing to the Borrowers, upon the terms specified herein and in the attached Summary of Terms.

3. Information Provided. The Borrowers represent and warrant that: (i) no written information that has been or is hereafter furnished by the Borrowers or on behalf of the Borrowers in connection with the transactions contemplated hereby; and (ii) no other information given at information meetings with the Borrowers and supplied or approved by the Borrowers (such written information and other information being referred to herein collectively as the "Information") contains (or, in the case of Information furnished after the date hereof, will contain), any untrue statement or omission of material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were (or hereafter are) made; provided that, with respect to Information consisting of statements, estimates and projections regarding the future performance of the Borrowers and/or their respective affiliates (collectively, the "Projections"), no representation or warranty is made other than that the Projections have been (and, in the case of Projections furnished after the date hereof, will be) prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof (it being understood that the Projections are subject to significant uncertainties and contingencies, and that no assurance can be given that such Projections will not change from time to time in the future. The Borrowers will promptly provide to the



                                     - 2 -

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Lender any material changes to any financial information previously provided to the Lender.

4. Conditions Precedent. The Lender's commitments and agreements hereunder are expressly made subject to the Conditions Precedent set forth in the Summary of Terms attached hereto.

5. Fees. As consideration for the commitments and agreements of the Lender hereunder, the Borrowers agree to cause to be paid the fees described, earned and committed to be paid in accordance with the Summary of Terms. Without in any manner limiting the foregoing, and to further induce the Lender to issue this letter (together with the Summary of Terms, this "Commitment Letter") and to proceed with the documentation of the proposed Financing, the Borrowers hereby agree to reimburse PEM Group, the Lender and their affiliates on demand therefore all out-of-pocket costs and expense (including, without limitation, legal fees and expenses of counsel to PEM Group and the Lender, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the negotiation, and finalization of the Financing, and the preparation, review, negotiation, execution and/or delivery of the Summary of Terms, this Commitment Letter, the Financing Documents, and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the closing occurs or any financing documentation related to the Financing is executed and delivered or any extensions of credit are made under the Financing. The Borrowers further agree to indemnify and hold harmless PEM Group and the Lender, and each other agent or co-agent (if any) with respect to the Financing, and their respective affiliates and each director, officer, employee, representative and agent thereof (each, an "indemnified person") from and any or such indemnified person as a result of or arising out of or in any way related to or resulting from the Summary of Terms, this Commitment Letter and, upon demand, to pay and reimburse each indemnified person for any legal or other out-of-pocket expense paid or incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not such indemnified person is a party to any action or



                                     - 3 -

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proceeding out of which any expenses arise). Neither PEM Group nor the Lender nor any other indemnified person shall be responsible or liable to any person or entity for (x) any determination made by it pursuant to this Commitment Letter,
(y) any damages arising from the use by others of information transmission systems, or (z) any indirect, special, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Commitment Letter or the financing contemplated hereby.

6. Affiliated Parties. PEM Group and the Lender reserve the right to employ the services of their respective affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to their affiliates certain fees payable hereunder in such manner as PEM Group and the Lender and their affiliates may agree in their sole discretion. The Borrowers consent to and agree that the PEM Group or the Lender may at any time and from time to time assign all or any portion of its commitments hereunder to one or more of their affiliates. The Borrowers further consent to and agree that (i) PEM Group and the Lender may each share with any of their affiliates any information related to the Transaction, the Borrowers (and their respective affiliates and subsidiaries), or any of the matters contemplated hereby, and (ii) PEM Group and the Lender or their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers (and their respective affiliates) may have conflicting interests regarding the transactions described herein and otherwise.

7. Tax Consequences. The Borrowers hereby represent and acknowledge that none of PEM Group, the Lender or any employees or agents of, or other persons affiliated with PEM Group or the Lender have directly or indirectly made or provided any statement (oral or written) to the Borrowers or to any of employees or agents of the Borrowers, or other persons affiliated with or related to the Borrowers (or, so far as the Borrowers are aware, to any other person), as to the potential tax consequences of the Transaction.

8. Survival. The reimbursement, indemnification, jurisdiction and confidentiality provisions contained herein shall survive any termination of this Commitment Letter.


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9. Verification. In order to comply with the USA PATRIOT Act, PEM Group and the
Lender must each obtain, verify, and record information that sufficiently identifies each entity (or individual) that enters into a business relationship with PEM Group or the Lender. As a result, in addition to the various corporate names and addresses of the Borrowers, PEM Group and the Lender will each be entitled to obtain corporate tax identification numbers and certain other information regarding the Borrowers. PEM Group and the Lender may also request relevant corporate resolutions and other identifying documents.

10. No Assignment; Termination. This Commitment Letter (and any rights and obligations hereunder of the Borrowers) shall not be assignable by the Borrowers to any person or entity without the prior written consent of PEM Group and the Lender (and any purported assignment without such consent shall be null and void). This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto (and indemnified persons) and may not be relied upon by any other person or entity. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto. Each of PEM Group's and the Lender's willingness, and commitments, with respect to the Financing as set forth above will terminate on December 7, 2007. (the "Commitment Termination Date") (other than with respect to ongoing indemnities, confidentiality provisions and other provisions intended to survive the termination hereof).

11. Miscellaneous. The following provisions shall be applicable to this Commitment Letter:

                  (a) Reliance on Information. In undertaking this commitment, PEM Group and the Lender are relying and will continue to rely, without independent verification, thereof, on the accuracy of the information furnished to it by the Borrowers, and the representations and warranties referenced herein. PEM Group and the Lender may also rely on any publicly available information issued or authorized to be issued by the Borrowers or any of its subsidiaries or affiliates. PEM Group and the Lender have no obligation to investigate, and have not undertaken any independent investigation of, any

                                     - 5 -

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information or materials, public or otherwise, made available by the Borrowers or any of their respective affiliates.


                  (b) Complete Agreement; Waivers and Other Changes to be in Writing. This Commitment Letter supersedes all previous negotiations, agreements and other understandings relating to the Financing. Please note, however, that the terms and conditions to be set forth in the loan documents that will evidence and govern the Financing are not limited to those set forth herein. Those matters that are not covered or made clear herein are subject to the final approval of PEM Group and the Lender. No alteration, waiver, amendment or supplement of or to this Commitment Letter shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party hereto or thereto.

                  (c) Power, Authority and Binding Effect. Each of the parties hereto represents and warrants to the other parties hereto that (i) it has all requisite power and authority to enter into this Commitment Letter, and (ii) this Commitment Letter has been duly and validly authorized by all necessary corporate action on the part of such party, has been duly executed and delivered by such party and constitutes a legally valid and binding agreement of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  (d) Time. Time shall be of the essence whenever and wherever a date or period of time is prescribed or referred to in this Commitment Letter.

                  (e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of California.

THE BORROWER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS COMMITMENT OR THE TRANSACTIONS OR THE MATTERS CONTEMPLATED BY THIS COMMITMENT. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND CALIFORNIA



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COURTS LOCATED IN THE CITY OF LOS ANGELES IN CONNECTION WITH ANY DISPUTE RELATED
TO THIS COMMITMENT, THE TRANSACTIONS CONTEMPLATED BY THIS COMMITMENT OR ANY MATTERS RELATED TO THIS COMMITMENT. IN THE EVENT OF LITIGATION, THIS LETTER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (f) No Rights or Liability. This Commitment Letter shall not create, nor shall it be construed as creating, any rights enforceable by a person or entity not a party hereto, except as provided in the indemnification provisions.
                  (g) No Liability for Special or Punitive Damages. To the fullest extent that a claim for punitive damages may lawfully be waived, no party hereto shall ever be liable for any punitive damages on any claim (whether founded in contract, tort, legal duty or any other theory of liability) arising from or related in any manner to this Commitment Letter or the negotiation, execution, administration, performance, breach, or enforcement of this Commitment Letter or the instruments and agreements evidencing, governing or relating to the Financing contemplated hereby or any amendment thereto or the consummation of, or any failure to consummate, the Financing or any act, omission, breach or wrongful conduct in any manner related thereto.

                  (h) Counterparts. This Commitment Letter may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Commitment Letter by facsimile shall be effective as delivery of a manually executed counterpart of this commitment Letter.

Please evidence your acceptance of the provisions of this Commitment Letter, including, without limitation, the attached Summary of Terms, by (i) signing the enclosed copy of this Commitment Letter; and (ii) returning the signed Commitment Letter to the undersigned on or before 5:00 P.M. (Eastern Standard
Time) five (5) calendar days after the date of execution of this Commitment Letter by the Lender, the time at which this Commitment Letter (if not so accepted prior thereto) will expire.


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Very truly yours,

PRIVATE EQUITY MANAGEMENT
GROUP, INC.


By:                                    By:
      ----------------------------        ----------------------------------
      Robert J. Anderson                        Peter Paul Mendel
      Chief Operating Officer                   Secretary and General Counsel


            [ THE BORROWER' EXECUTED COUNTERPART ON FOLLOWING PAGE ]


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AGREED TO AND ACCEPTED ON BEHALF OF THE BORROWERS as of this _____ day of
November, 2007:
EMRISE CORPORATION
A Delaware Corporation

By:
   ---------------------------

Name:
     -------------------------

Title:
       -----------------------


     One Park Plaza, Suite 550, Irvine, California 92614 Phone 949.757.0977
                                Fax 949.757.0978
                                www.pemgroup.com


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                                    EXHIBIT A

                                SUMMARY OF TERMS

This Summary of Terms is part of the Commitment Letter, dated November 7, 2007 addressed to Emrise Corporation ("Emrise") that Private Equity Management Group, Inc. ("PEM Group") will arrange to establish through an entity that will lend (hereinafter referred to as the "Lender") a Financing Facility of $23,000,000 (the "Facility"). The Facility will provide capital for (i) the payment of certain specified obligations, (ii) the making of certain specified acquisitions, and (iii) general working capital requirements.


BORROWER:                           Emrise Corporation (the "Parent") and
--------                            certain of its domestic subsidiaries as
                                    required by the Lender (collectively the "Borrower").

GUARANTORS:                         Certain foreign subsidiaries of the Parent
----------                          (the Borrower and the Guarantors
                                    each a "Loan Party" and collectively the "Loan Parties").

LENDER:                             GVEC Resource IV Inc.
------

FACILITY:                            A facility totaling not more than $23
-------- million outstanding, consisting of a revolving loan limited to $7 million (the "Revolving Loan"). A Term Loan A for $6 million and a Term Loan B for $10 million. Term Loan A shall be fully funded on the Closing Date (as defined herein).

CLOSING DATE AND FUNDING:           The first date on which definitive loan
-----------------------             documentation satisfactory to the Lender is
                                    executed by the Loan Parties and the



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                                    Lender but no later than December 7, 2007.
                                    The Revolving Loan will be limited to $7 million. The advance rate to the Borrower shall not exceed eighty-five percent (85%) of the Borrower's eligible accounts receivable, up to fifty percent (50%) of the finished goods inventory and up to ten percent (10%) of the raw material inventory as defined by the Lender. All accounts receivable proceeds whether eligible accounts receivable or not will float through lock boxes established at commercial banks of mutual agreement by the Lender and the Borrower with regard to foreign accounts and U.S. receivables.

                                    Term Loan A shall be fully funded and paid into an account specified by the Borrower on the Closing Date subject to payment of the commitment fee as provided below. Term Loan B will be available for funding for up to eighteen (18) months ("Availability Period") after the Closing Date.

TERM:                               The Revolving Loan will have a term of a one
----                                (1) year, Term Loan A will have a term of
                                    three (3) years, and any portion of Term
                                    Loan B that has been used prior to the
                                    expiration of the Availability Period will have a term of three (3) years following the Closing Date (the "Maturity Dates"). The
                                    Borrower may elect to require the Lender to renew the Revolving Loan two (2) times, each for a period of one (1) year, subject to such specific conditions as outlined by the Lender.

INTEREST:                           The Revolving Loan shall bear interest at
--------                            the rate per annum equal to one and one
                                    quarter percent (1.25%) above the Reference
                                    Rate adjusted on the 1st day of every month following any change to the Reference Rate.
                                    Term Loan A and Term Loan



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                                    B shall bear interest at the rate per annum
                                    equal to four and one quarter percent
                                    (4.25%) above the Reference Rate from time to time in effect, adjusted on the 1st day of the month following any change to the Reference Rate.

                                    At no time shall the Reference Rate referred to above be less than eight and one quarter percent (8.25%). As used herein, "Reference Rate" means at any time, the rate of interest most recently published in the "Money Rates" column of the Wall Street Journal as the "Prime Rate." All interest and fees shall be computed on the basis of a year of 360 days for the actual days elapsed. If any event of default shall occur and be continuing, interest shall accrue at a rate per annum equal to four percent (4%) in excess of the rate of interest otherwise in effect until such time as the default has been cured.

TRANSACTION                         Borrower shall pay PEMG an advisory fee
-----------                         equal to three and three-quarters percent
ADVISORY FEE:                       (3.75%) of the Maximum Credit amount
------------                        available under the Facility. The entire
                                    advisory fee will be deemed earned upon
                                    issuance and execution of the commitment letter and payable at the earlier of the close or expiration of said commitment.

UNUSED                              Borrower shall pay an unused line fee of one
-----                               half percent (0.5%) per annum, payable
LINE FEES:                          monthly, on the unused portion of the
---------                           Revolving Loan commitment and an unused
                                    facility fee equal to one half of one
                                    percent (0.5%) per annum, payable monthly, on the unused portion of the Term Loan B commitment.


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WARRANTS:                           Lender or an entity of Lender's choice shall
                                    receive Warrants, to purchase the Borrower's common stock, with a value equal to twenty percent (20%) of the committed amounts of Term Loan A and B. The Warrants shall be for a term of seven (7) years and at a strike price equal to $1.10 per share. By way of example, assuming the total amount of the Term Loan A and Term Loan B is equal to $16,000,000, Borrower will issue a Warrants to purchase 2,909,090 shares of Borrower's common stock calculated as follows:
                                    [($16,000,000 total term debt x 20%
                                    coverage) / $1.10 strike price]. Lender
                                    shall receive registration rights with
                                    respect to the shares of common stock
                                    underlying the Warrants and standard
                                    minority investor rights, including but not limited to anti-dilution rights and piggy-back rights. The Warrants shall be exercisable in cash. However, if after one year from the date of closing there is no effective registration statement registering or no current prospectus available for, the resale of the shares of common stock underlying the Warrants by the Lender, then the Warrants may also be exercised at such time and thereafter by means of a "cashless exercise."

USE OF PROCEEDS:                    The Loans under the Facility will be used
---------------                     for (i) the payment of certain specified
                                    obligations consistent with the schedule of the sources and uses of funds attached hereto as Annex A, (ii) the making of certain specified acquisitions, and (iii) general working capital requirements necessary to operate the business. The use of proceeds for the Term Loan B shall be approved by Lender, which approval shall not be unreasonably withheld.

REPRESENTATIONS                     Usual representations and warranties,
---------------                     including, but not limited to, corporate
AND WARRANTIES:                     existence and good standing, authority to
--------------                      enter into

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                                    loan documentation, governmental approvals,
                                    non-violation of other agreements, financial statements, litigation, compliance with environmental, pension and other laws, taxes, insurance, absence of material adverse change.

COVENANTS:                          Usual covenants, including, but not limited
---------                           to, provision of financial statements,
                                    notices of litigation, compliance with
                                    pension, environmental and other laws,
                                    inspection of properties, books and records, maintenance of insurance, limitations with respect to liens and encumbrances, dividends and retirement of capital stock, guarantees, sale and lease back transactions, consolidations and mergers, investments, capital expenditures, loans and advances, indebtedness, operating leases, transactions with affiliates, prepayment of other indebtedness and amendments to material agreements.

                                    Financial covenants including maximum
                                    leverage ratio, debt service coverage ratio, minimum EBITDA and maximum capital expenditures, which shall be reasonably determined by the Lender and mutually agreed to by Borrower.

                                    Financial reporting to include: (i) annual financial statements, (ii) quarterly, internally prepared, financial statements, and (v) other reporting as required by the Lender.

EVENTS OF DEFAULT:                  Usual events of default with mutually
-----------------                   acceptable cure periods, including, but not
                                    limited to, payment, cross-default,
                                    violation of covenants, breach of
                                    representations or warranties, bankruptcy or insolvency, judgment, ERISA, environmental and change of control.


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SYNDICATION RIGHTS:                 The Lender reserves the right to assign any
------------------                  portion of the Facility to one or more of
                                    its affiliated lenders or funds at any time.

                                    The Lender reserves the right to syndicate, sell or participate out any portion of the Facility to a commercial bank, financial institution or any other person provided that the Lender's obligations under the loan documents remain unchanged.

CONDITIONS                          The obligation of the Lender to make any
----------                          Loans under the Facility will be subject to
PRECEDENT:                          customary conditions precedent including,
---------                           without limitation, the following initial
                                    conditions precedent:

                                    a)       Execution and delivery of
                                             appropriate legal documentation in
                                             form and substance satisfactory to
                                             and required by the Lender and its
                                             counsel (including, without
                                             limitation, the financing
                                             agreement, the security and pledge
                                             agreements, the mortgages and title
                                             insurance policies, the guaranties
                                             and the control agreements,
                                             completion of background checks on
                                             key managers and principals and
                                             entities (the results of which are
                                             satisfactory to the Lender) and the
                                             satisfaction of the conditions
                                             precedent by the Lender.

                                    b)       There shall have occurred no event
                                             or condition which has had, or is
                                             reasonably likely to have, a
                                             material adverse change.

                                    c)       The Lender's completion of its
                                             legal due diligence, including,
                                             without limitation, all ERISA,
                                             environmental, tax, accounting
                                             and labor matters, with results
                                             satisfactory to the Lender; all
                                             necessary governmental and third
                                             party consents and approvals
                                             necessary in connection with the
                                             Facility and the transactions
                                             contemplated thereby shall have
                                             been obtained (without the
                                             imposition of any conditions that
                                             are not reasonably acceptable to
                                             the Lender) and shall remain in
                                             effect; and no law or regulation
                                             shall be applicable in the
                                             reasonable judgment of the Lender
                                             that restrains, prevents or imposes
                                             materially adverse conditions upon
                                             the Facility or the transactions
                                             contemplated thereby.

                                    d)       The Lender shall have been granted
                                             a perfected, first priority lien on
                                             all collateral, and shall have
                                             received UCC, tax and judgment lien
                                             searches and other appropriate
                                             evidence (including title reports
                                             and surveys relating to all owned
                                             real property comprising
                                             collateral), evidencing the absence
                                             of any other liens on the
                                             collateral, except existing liens
                                             acceptable to the Lender. All of
                                             the outstanding stock of the
                                             Borrower's subsidiaries as well as
                                             the proceeds and products of the
                                             foregoing shall be pledged as part
                                             of the collateral.

                                    e)       Opinions from the Loan Parties'
                                             counsel as to such matters as the
                                             Lender and counsel to the Lender
                                             may reasonably request.

                                    f)       The Lender's loan origination costs
                                             including, without limitation,
                                             audit fees, attorneys' fees, search
                                             fees, title fees, documentation and
                                             filing fees, shall have been paid
                                             by the Borrower. The Lender shall
                                             have received such financial and
                                             other information regarding the
                                             Loan Parties as the Lender may
                                             reasonably request.

                                    g)       Subordination of the Yost and
                                             McDermott notes.

                                    h)       The existing senior debt
                                             obligations of the Borrower shall
                                             be repaid at closing.

                                    i)       Such other conditions precedent as
                                             set forth in the October 12, 2007
                                             draft Credit Agreement circulated
                                             among the Lender and the Borrower.

CONDITIONS                          Within thirty (30) days of the Closing Date,
----------                          the Borrowers shall deliver to the Lender
SUBSEQUENT                          executed landlord waivers (for warehouses of
----------                          the Borrowers), in form and substance
                                    satisfactory to the Lender and its counsel.


PREPAYMENT PENALTIES:               Prepayment penalties for the Facility is as
-------------------                 follows:
                                    3% Year 1
                                    2% Year 2

EXCLUSIVITY:                        None of the Loan Parties, its subsidiaries,
-----------                         the Borrower or their representatives shall
                                    enter into discussions with any other person regarding a competing debt transaction until expiration of the commitment letter. If any entity or person makes any inquiry, proposal, offer, or contact with respect to any transaction described above, the
                                    Borrower will immediately notify Lender in writing of such incident and all related details.

GOVERNING LAW:                      All documentation in connection with the
--------------                      Facility shall be governed by the laws of
                                    the State of California or as determined by the Lender at their sole discretion.


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

LENDERS LOAN DOCUMENTATION:         Lender's loan documentation shall be
--------------------------          consistent with the terms stated in this
                                    Summary of Terms.

OUT-OF-POCKET                       All fees, including reasonable legal fees,
-------------                       costs and expenses of counsel to the Lender,
EXPENSES AND DEPOSIT:               and all out-of-pocket expenses associated
--------------------                with the transaction, are to be paid by the
                                    Loan Parties whether or not the transaction is consummated. Lender reserves the right to request additional deposits from the
                                    Borrower to cover the expenses detailed
                                    above regardless of whether a transaction is consummated or not.

ADVERTISEMENT OF                    Lender shall have the right to publish
----------------                    tombstone advertisements containing
PARTICIPATION IN                    Borrower's logo and announcing its
----------------                    participation in the financing of Borrower.
TRANSACTION                         Borrower has the right to approve the
-----------                         contents of any advertisements prior to
                                    publication by Lender, which consent will not be unreasonably withheld. In addition, Borrower will include reference to Lender's participation in any tombstones issued by Borrower regarding the financing transaction.



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